UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2022

CF ACQUISITION CORP. VIII
(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CFFEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CFFE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	CFFEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

Effective March 16, 2022, the board of directors (the “Board”) of CF Acquisition Corp. VIII (the “Company”) appointed Mark Kaplan and Robert Sharp as members of the Board. Mr. Kaplan will serve as a Class I director and Mr. Sharp will serve as a Class II director. Additionally, effective March 16, 2022, the Board appointed Mr. Sharp as a member of the audit committee (the “Audit Committee”) and the compensation committee (the “Compensation Committee”) of the Board. Mr. Sharp replaces Mr. Steven Bisgay as a member of the Audit Committee. As a result of these appointments, the Company believes that it is in compliance with the corporate governance requirements of the Nasdaq Stock Market to have all members of the Audit Committee being independent within one year of the consummation of the Company’s initial public offering.

Mr. Kaplan, age 61, is currently the Global Chief Operating Officer of Cantor Fitzgerald & Co., the Investment Banking, Asset Management arm of Cantor Fitzgerald (“Cantor”), a position he has held since February 2018. In that role, Mr. Kaplan oversees the businesses and operations of Cantor’s primary business divisions, both domestically and internationally. Mr. Kaplan has also served as a director of CF Acquisition Corp. IV since December 2021. From 2007 – 2017, Mr. Kaplan was Chief Operating Officer for Société Générale in the Americas (“Société Générale”) where he was responsible for managing its regional operations, including the IT, Operations, Finance, Product Control, Operational Risk, IT Security, BCP, Sourcing and Real Estate departments.  As part of that role, Mr. Kaplan helped develop and build many of the firm’s business initiatives, as well as several significant mergers and acquisitions. Prior to that position, Mr. Kaplan spent six years as the General Counsel for Société Générale, and for its investment banking subsidiary, Cowen & Co., leading their Legal and Compliance departments. Before joining Société Générale, Mr. Kaplan was the U.S. General Counsel of CBIC. And prior to that position was a Managing Director and Director of Litigation at Oppenheimer & Co., Inc. Mr. Kaplan has a B.A. from Bucknell University and a Juris Doctor from Columbia Law School.

Mr. Sharp, age 56, is currently Co-CEO of Ramy Brook, a leading contemporary fashion brand, a position he has held since January 2014. Mr. Sharp is also the President and CEO of KDS Partners LLC, a private investment firm. Mr. Sharp has over 25 years of experience in corporate acquisitions and strategically building equity value, combining financial and operational expertise. Previously, Mr. Sharp was a founding partner and member of the Executive Committee of MidOcean Partners, a leading private equity firm, from February 2003 to December 2013. Previously, from September 1999 to February 2003, Mr. Sharp was a Managing Director at DB Capital Partners, the private equity division of Deutsche Bank, which was acquired out of Deutsche Bank to form MidOcean Partners. Mr. Sharp joined DB Capital Partners from Investcorp International, a global private equity firm. Mr. Sharp has served on numerous corporate boards throughout his career, including as the previous Chairman of Thomas Scientific, one of the largest suppliers of laboratory products and services. Mr. Sharp also served as a director of CF Finance Acquisition Corp. from March 2019 until consummation of its business combination with GCM Grosvenor, Inc. in November 2020 and as a director of CF Finance Acquisition Corp. III from November 2020 until consummation of its business combination with AEye, Inc. in August 2021. Mr. Sharp has also served as a director of CF Acquisition Corp. VII since December 2021. Mr. Sharp is a member of the Advisory Board of Mount Sinai Hospital, and a member of the Steering Committee of Duke University’s Financial Economics Center. Mr. Sharp received his B.A. in Economics, Phi Beta Kappa, Summa Cum Laude, from Union College, and his M.B.A in Finance from Columbia University, where he was a Samuel Bronfman Fellow.

In connection with the appointment of Mr. Sharp, the Board and the Compensation Committee approved a one-time payment of $25,000 to him, payable at the earlier of the Company’s initial business combination, the date by which the Company must consummate a business combination in accordance with its amended and restated certificate of incorporation and March 1, 2023. In addition, the Company’s sponsor, CFAC Holdings VIII, LLC will transfer 2,500 shares of the Company’s Class A common stock to Mr. Sharp in connection with his appointment.

There are no family relationships between Mr. Kaplan or Mr. Sharp and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF ACQUISITION CORP. VIII

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chief Executive Officer

Dated: March 16, 2022